SCHEDULE A

TO DECLARATION OF TRUST

SERIES AND CLASSES

As of May 18, 2004

Series	Classes
Liquidity Money Market Fund	L
Munder Balanced Fund	A, B, C, K, R and Y
Munder Bond Fund	A, B, C, K, R and Y
Munder Cash Investment Fund	A, B, C, K, R and Y
Munder Emerging Markets Fund	A, B, C, K, R and Y
Munder Future Technology Fund	A, B, C, K, R and Y
Munder Index 500 Fund	A, B, K, R and Y
Munder Institutional Government Money Market Fund	K and Y
Munder Institutional Money Market Fund	K and Y-
Munder Intermediate Bond Fund	A, B, C, K, R and Y
Munder International Bond Fund	A, B, C, K, R and Y
Munder International Equity Fund	A, B, C, K, R and Y
Munder International Growth Fund	A, B, C, K, R and Y
Munder Large-Cap Value Fund	A, B, C, K, R and Y
Munder Michigan Tax-Free Bond Fund	A, B, C, K, R and Y
Munder Micro-Cap Equity Fund	A, B, C, K, R and Y
Munder MidCap Select Fund	A, B, C, K, R and Y
Munder Multi-Season Growth Fund	A, B, C, K, R and Y
Munder NetNet Fund	A, B, C, K, R and Y
Munder Power Plus Fund	A, B, C, K, R and Y
Munder Real Estate Equity Investment Fund	A, B, C, K, R and Y
Munder S&P MidCap Index Equity Fund	K and Y
Munder S&P SmallCap Index Equity Fund	K and Y
Munder Small-Cap Value Fund	A, B, C, K, R and Y
Munder Small Company Growth Fund	A, B, C, K, R and Y
Munder Tax-Free Bond Fund	A, B, C, K, R and Y
Munder Tax-Free Money Market Fund	A, R, K and Y
Munder Tax-Free Short & Intermediate Bond Fund	A, B, C, K, R and Y
Munder U.S. Government Income Fund	A, B, C, K, R and Y

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